Exhibit 99.1

  Qualstar Announces Preliminary Third Quarter Revenues

    SIMI VALLEY, Calif.--(BUSINESS WIRE)--April 18, 2006--Qualstar(R) Corporation (Nasdaq:QBAK), a manufacturer of automated tape storage solutions, today announced that preliminary revenues for the third quarter of fiscal 2006 ended March 31, 2006 are below original expectations. The Company, which previously expected third quarter revenues of $5.6 to $6.3 million, now expects to report third quarter net revenues of approximately $5.0 to $5.1 million. Qualstar posted net revenues of $5.7 million in the comparable period last year.
    Commenting on the preliminary third quarter results, William Gervais, president and chief executive officer of Qualstar Corporation, stated, "Our lower than anticipated third quarter net revenues were driven by softness in demand for our 1/2 inch LTO (Linear Tape Open) libraries. Although we generated increased sales from our power supply products along with strong service revenues during the third quarter, this was not enough to offset the decline in revenues from the LTO libraries. Looking ahead, we continue to make progress in bringing to market our new XLS family of tape libraries. I look forward to discussing these latest developments, along with our detailed financial results, on our third quarter conference call."
    Qualstar Corporation will provide its complete financial results later next month in its regularly scheduled third quarter fiscal year 2006 earnings release and conference call. The exact timing and details of the earnings release and conference call will be announced as they are available.

    About Qualstar Corporation

    Qualstar is a manufacturer of automated tape libraries used for backup, archival storage, data protection and disaster recovery. Its products are known throughout the world for their rugged, Simply Reliable design yielding years of trouble-free operation. Qualstar tape libraries are sold, installed and supported worldwide by selected Value Added Resellers, Systems Integrators, Distributors and Original Equipment Manufacturers. Qualstar also designs, manufactures and sells ultra small, high efficiency open-frame switching power supplies under the "N2Power" brand name to OEMs. Qualstar Corporation is publicly traded on the NASDAQ National Market under the symbol QBAK. More information is available at www.qualstar.com or by phone at 805-583-7744.

    Forward-Looking Statements

    Statements in this press release concerning the future business, operating results and financial condition of the Company are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include the Company's ability to increase sales of its tape libraries which incorporate LTO and SAIT tape drives, whether the Company's initiatives to maintain and increase sales of its tape libraries based on AIT tape technology will be successful, whether development of the Company's new enterprise-class tape libraries will be completed on time and achieve customer acceptance, rescheduling or cancellation of customer orders, unexpected shortages of critical components, unexpected product design or quality problems, and adverse changes in market demand for tape libraries or Qualstar's products. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Further information on these and other potential factors that could affect the Company's financial results or condition are included in Qualstar's filings with the Securities and Exchange Commission. In particular, reference is made to the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2005, and to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of its Form 10-K and its most recent Quarterly Report on Form 10-Q.

    CONTACT: Qualstar Corporation
             Frederic T. Boyer, 805-583-7744
             fboyer@qualstar.com
             or
             Financial Relations Board
             Lasse Glassen, 310-854-8313 (General Information) lglassen@financialrelationsboard.com